EXHIBIT 24
                             POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Ronald J. Ciancio and Bronna L. Wasserman, and each of them singly, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all registration statement on Form S-8 relating to the Common Stock issuable under the GATX Corporation 1995 Long Term Incentive Compensation Plan and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

 Signatures                         Title                           Date

/S/ JAMES J. GLASSER            Chairman of the Board, Chief      6-30-95
- --------------------------      Executive Officer and Director    ------------
    James J. Glasser            (Principal Executive Officer)

/S/ RONALD H. ZECH              President, Chief Operating        6-29-95
- --------------------------      Officer and Director              ------------
    Ronald H. Zech

/S/ DAVID M. EDWARDS            Vice President, Finance, Chief    6-30-95
- -------------------------       Financial Officer (Principal      ------------
    David M. Edwards            Financial Officer)

/S/ FRANKLIN A. COLE            Director                          7-5-95
- -------------------------                                         ------------
    Franklin A. Cole

/S/ JAMES W/ COZAD              Director                          7-12-95
- ------------------------                                          ------------
    James W. Cozad

/S/ JAMES M. DENNY              Director                          7-12-95
- ------------------------                                          ------------
    James M. Denny

/S/ WILLIAM C. FOOTE            Director                          6-30-95
- -----------------------                                           ------------
    William C. Foote

/S/ DEBORAH M. FRETZ            Director                          7-5-95
- -----------------------                                           ------------
    Deborah M. Fretz

/S/ RICHARD A. GEISEN           Director                          7-12-95
- -----------------------                                           ------------
    Richard A. Giesen

/S/ MILES L. MARSH              Director                          7-10-95
- -----------------------                                           ------------
    Miles L. Marsh

/S/ CHARLES MARSHALL            Director                          6-30-95
- ----------------------                                            ------------
    Charles Marshall

/S/ MICHAEL E. MURPHY           Director                          7-3-95
- ----------------------                                            ------------
    Michael E. Murphy
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